Exhibit 4.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 19, 2016, with respect to the financial statement(s) of Elkhorn Unit Trust, Series 11, comprising Elkhorn High Yield Dividend Aristocrats Select Portfolio, Series 3, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-212450) and related Prospectus.  We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP
GRANT THORNTON LLP

Chicago, Illinois
July 19, 2016